HOLLAND & KNIGHT LLP
100 North Tampa Street, Suite 4100
P.O. Box 1288 (ZIP 33601 - 1288)
Tampa, Florida 33602 - 3644

May 26, 2004

Global Signal, Inc.
301 North Cattlemen Road
Sarasota, FL  34232

Gentlemen:

         In connection with opinions rendered or to be rendered on or about the date of this letter by Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden") to
Global Signal, Inc. (the "Company") and Morgan Stanley & Co. Incorporated, Banc
of America Securities LLC, Lehman Brothers Inc. and Raymond James & Associates,
Inc., as representatives of the several Underwriters (the "Underwriters")
regarding the qualification of the Company as a real estate investment trust
("REIT") under Section 856 of the Code, to be filed with the Securities and
Exchange Commission (the "Commission"), Holland & Knight LLP ("H&K") hereby consents to the reliance by Skadden on the November 1, 2002 opinion letter of
H&K (the "Opinion Letter") issued to Fortress Registered Investment Trust and
Greenhill Capital Partners, L.P. regarding the qualification of the Company
(formerly known as Pinnacle Holdings Inc.) as a REIT under Section 856 of the
Code as of November 1, 2002. Capitalized terms used in this letter and not otherwise defined herein have the meaning set forth in the Opinion Letter.

         In connection with this consent, we have examined, considered and relied on (1) the Company's Officers' Certificate dated of even date herewith
(the "Officers' Certificate") regarding certain facts and other matters germane to the qualification of the Company as a REIT under the Code, (2) consultation with representatives of Ernst & Young LLP, the Company's

independent auditor, tax accountants and tax preparer, (3) consultation with a representative of Skadden, and (4) a copy of a certificate of amendment to the
Company's charter by which the Company effectuated a change of its name from
Pinnacle Holdings Inc. to Global Signal Inc.

         In granting our consent, we have not made an independent investigation of (1) any of the facts and representations set forth in the Officers'
Certificate or the attachments thereto, (2) any of the information received through the consultations mentioned above, or (3) the certificate of amendment to the Company's charter of which we were provided a copy. Notwithstanding this consent, the opinion expressed in the Opinion Letter continues to be expressed as to only the specific corporate entity identified therein and as of November
1, 2002. We express no opinion as to the status of the Company as a REIT after
November 1, 2002. This consent does not alter or modify the Opinion Letter in any respect, and such Opinion Letter continues to be subject to all terms, conditions and qualifications set forth therein, including the truthfulness, accuracy and completeness of the facts and assumptions set forth in such Opinion
Letter and the representations set forth in the Management Representation
Certificate upon which such Opinion Letter relied.

         This consent is provided solely for the purposes set forth in the first sentence hereof in connection with the offering of shares of the Company's common stock on or about the date hereof as described in a Registration
Statement on Form S-11 (Number 333-112839) and all amendments thereto (the
"Registration Statement"), and this consent should not be construed as permitting reliance on the Opinion Letter for any other purpose. We hereby consent to: (1) the filing of the Opinion Letter with the Commission as an exhibit to the Registration Statement; (2) the use of the name "Holland & Knight
LLP" and your reference to such opinion letter in the prospectus included in the
Registration Statement; and (3) the delivery of this letter to the Underwriters.
Except as set forth in the preceding sentence, neither this Consent nor the
Opinion Letter should be quoted in whole or in part or otherwise referred to, nor filed with or furnished to any governmental agency or other person or entity without the prior written consent of this firm. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the
Commission.

                                                     Sincerely yours,

                                                     /s/ Holland & Knight
                                                     --------------------------
                                                     HOLLAND & KNIGHT LLP

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